                                                                    EXHIBIT 4.1












                               WARRANT AGENT AGREEMENT

                 CLASS A WARRANTS OF PRECEPT BUSINESS SERVICES, INC.

                                  FEBRUARY ___, 1998



                           PRECEPT BUSINESS SERVICES, INC.
                                 A TEXAS CORPORATION

                                         AND

                      CONTINENTAL STOCK TRANSFER & TRUST COMPANY





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                                                                         Page 2

                           WARRANT AGENT AGREEMENT



     THIS WARRANT AGENT AGREEMENT (this "Agreement"), dated as of
February __, 1998, among PRECEPT BUSINESS SERVICES, INC., a Texas corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as warrant agent (hereinafter called the "Warrant Agent").

                                      RECITALS:

     WHEREAS, the Company proposes to issue an aggregate of up to 1,815,000 warrants ("Warrants"), each Warrant will entitle the holder to purchase one share of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of the Company;

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purposes of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

     Section 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as Warrant Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepted such appointment.

     Upon the execution of this Agreement, certificates representing 1,815,000 Warrants to purchase up to an aggregate of 1,815,000 shares of Class A Common Stock (subject to modification and adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

     Section 2. FORM OF WARRANT. The text of the Warrants and of the form of election to purchase Class A Common Stock shall be substantially as set forth in EXHIBIT A attached hereto (the provisions of which are hereby incorporated herein). All of the certificates for the Warrants may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or


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                                                                         Page 3

regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. Each Warrant shall initially entitle the registered holder thereof to purchase one share of Class A Common Stock at a purchase price of Three Dollars and 82/100ths Dollars ($3.82) (the "Warrant Price"), at any time during the period (the "Exercise Period") commencing on the date hereof and expiring at 5:00 p.m. New York time, on August 26, 1999. The Warrant Price and the number of shares of Class A Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer, President or Vice President of the Company, and attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

     In the event the aforesaid expiration date of the Warrants falls on a day that is not a business day, then the Warrants shall expire at 5:00 p.m. New York time on the next succeeding business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

     Section 3. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. The Warrants may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

     Section 4. TRANSFERS AND EXCHANGES. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Warrant Agent. Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations of like tenor and representing in the aggregate the right to purchase a like number of shares of


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                                                                         Page 4

Class A Common Stock. No certificates for Warrants shall be issued except for
(i) Warrants initially issued hereunder in accordance with Section 1 hereof,
(ii) Warrants issued upon any transfer or exchange of Warrants, (ii) Warrants issued in replacement of lost, stolen, destroyed or mutilated certificates for Warrants pursuant to Section 7 hereof, and (iv) at the option of the Board of Directors of the Company, Warrants in such form as may be approved by the Company's Board of Directors, to reflect any adjustment or change in the exercise price or the number of shares of Class A Common Stock of the Company purchasable upon exercise of the Warrants made pursuant to Section 9 hereof.

     Section 5. EXERCISE OF WARRANTS. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, at any time during the Exercise Period, to exercise such Warrants and purchase the number of fully paid and non-assessable shares of Class A Common Stock of the Company specified in such Warrants upon presentation and surrender of such Warrants to the Company at the corporate office of the Warrant Agent, with the exercise form on the reverse thereof duly executed, and upon payment to the Company of the Warrant Price, determined in accordance with the provisions of Section 2, 9 and 10 of this Agreement, for the number of shares of Class A Common Stock of the Company in respect of which such Warrants are
then exercised.   Payment of such Warrant Price shall be made in cash or by
certified or bank check payable to the Company. Subject to Section 6 hereof, upon such surrender of Warrants and payment of the Warrant Price, the Warrant Agent on behalf of the Company shall cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Class A Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to be delivered on the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid.
 The rights of purchase represented by the Warrants shall be exercisable during the Exercise Period, at the election of the registered holders thereof, either as an entirety or from time to time for a portion of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Class A Common Stock specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued to the registered holder for the remaining number of shares of Class A Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. Upon the exercise of any one or more Warrants, the Warrant Agents shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to the provisions below, shall cause all payments of an amount, in cash or by check made payable to the order of the Company, equal to the aggregate Warrant Price for such Warrants to be deposited


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                                                                         Page 5

promptly in the Company's bank account. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant certificate has been properly completed for exercise by the registered holder thereof.

     Anything in the foregoing to the contrary notwithstanding, no Warrant will be exercisable and the Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Act") covering the securities issuable upon exercise of such Warrant and such registration statement shall have been declared and shall remain effective and shall be current, and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state or other jurisdiction of residence of the holder of such Warrant and the exercise of such Warrant in any state or other jurisdiction shall not otherwise be unlawful.

     Section 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the delivery of Class A of Common Stock deliverable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any certificates of shares of Class A Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to deliver any certificate for shares of Class A Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     Section 7. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

     Section 8. RESERVATION OF COMPANY CLASS A COMMON STOCK. There have been reserved, and the Company shall at all times keep reserved, a number of shares of Class A Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the designated transfer agent for the shares of Class A Common Stock and every subsequent transfer agent for any shares of Class A Common Stock issuable upon the exercise of any of the aforesaid rights of purchase


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                                                                         Page 6

are irrevocably authorized and directed at all times to reserve such number of authorized shares of Class A Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the designated transfer agent for the shares of the Class A Common Stock (which may be the Warrant Agent) and with every subsequent transfer agent for any shares of the Class A Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is irrevocably authorized to requisition from time to time from such designated transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such designated transfer agent with Class A Common Stock for that purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of Class A Common Stock which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Class A Common Stock shall be subject to delivery in respect of such Warrants which shall have expired.

     Section 9.  ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF SECURITIES.

          (a) SUBDIVISION AND COMBINATION. In the case that the Company shall at any time subdivide or combine the outstanding shares of the Class A Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          (b) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 9, the number of shares of Class A Common Stock issuable upon the exercise of the Warrants shall be adjusted to the nearest full whole number by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of shares of Class A Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

          (c) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of the Class A Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Class A Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such


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                                                                         Page 7

reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Class A Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Warrant Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrant.

          (d) NOTICE IN EVENT OF DISSOLUTION. In case of the dissolution, liquidation or winding-up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten
(10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

          (e) COMPUTATIONS. The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this
Section 9.

     Section 10. FRACTIONAL INTERESTS. The Warrants may only be exercised to purchase full shares of Class A Common Stock and the Company shall not be required to issue fractions of shares of Class A Common Stock on the exercise of Warrants. However, if a Warrantholder exercises all Warrants then owned of record by him and such exercise would result in the issuance of a fractional share, the Company will pay to such Warrantholder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the Market Price on the last trading day prior to the exercise date.

     Section 11.  NOTICES TO WARRANTHOLDERS.

          (a) Upon any adjustment of the Warrant Price and the number of shares of Class A Common Stock issuable upon exercise of a Warrant, then and in each such case, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the holders of the Warrants at their respective addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

          (b)  In case at any time after the Closing Date:


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                                                                         Page 8

               (i) the Company shall pay dividends payable in stock upon its Class A Common Stock or make any distribution (other than regular cash dividends) to the holders of its Class A Common Stock; or

               (ii) the Company shall offer for subscription pro rata to all of the holders of its Class A Common Stock any additional shares of stock of any class or other rights; or

               (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to another corporation; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

               (v) then in any one or more of such cases, the Company shall give written notice to the Warrant Agent and the holders of the Warrants in the manner set forth in Section 11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Class A Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. The Company will cause such notice to be delivered at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 11(b).

          (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to the Company stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing in the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

     Section 12.    DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

          (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Class A Common Stock through the exercise of such Warrants.


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                                                                         Page 9

          (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

     Section 13. REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company in whole or in part, on not less than ten (10) days' prior written notice at a redemption price of $.01 per Warrant, provided the average closing bid quotation of the Class A Common Stock as reported on the Nasdaq SmallCap Stock Market, if traded thereon, or if not traded thereon, the average closing sale price if listed on a national securities exchange (or other reporting system that provides last sales prices), has been at least 135% of the then current Exercise Price of the Warrants, for a period of 10 consecutive trading days ending within three days prior to the date on which the Company gives notice of redemption. Any redemption in part shall be made pro rata to all Warrantholders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Any such notice mailed in the manner provided herein shall be conclusively presumed to have been duly given in accordance with this Agreement whether or not the registered holder receives such notice. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered holder of a Warrant (1) to whom notice was not mailed or (ii) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Holders of the Warrants will have exercise rights until the close of business on the day immediately preceding the date fixed for redemption.

     Section 14. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent by any merger or consolidation or otherwise shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement.
 In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned. In all such cases such Warrants shall have the full force provided in the Warrants and in the Agreement.

     Section 15. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties


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                                                                        Page 10

and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound.

          (a) The statement of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except as such describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement or in the Warrants to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding, and any such action,


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                                                                        Page 11

suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights and interests may appear.

          (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent and its duties shall be determined solely by the provisions hereof.

          (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

          (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or a Vice-President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

     Section 16. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing; and to the holders of the Warrants notice by mailing such notice to the holders at their respective addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and the like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of action, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days afer such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under New York, Texas or federal law. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibility as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all cancelled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 17. IDENTITY OF TRANSFER AGENT (OTHER THAN WARRANT AGENT. Forthwith upon the appointment of any designated transfer agent (other than the Warrant Agent) for the shares of Class A Common Stock or of any subsequent transfer agent for the shares of Class A Common Stock or other shares of the stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     Section 18. NOTICES. Any notice pursuant to this Agreement to be given by the Warrant Agent, or by the registered holder of any Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another is filed in writing by the Company with the Warrant Agent) as follows:

               Precept Business Services, Inc.
               1909 Woodall Rodgers Freeway, Suite 500
               Dallas, Texas 75201
               Attention: General Counsel

          and a copy thereof to:

               Jackson Walker L.L.P.
               901 Main Street, Suite 6000
               Dallas, Texas 75202
               Attention:  Richard F. Dahlson, Esq.

     Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

               Continental Stock Transfer & Trust Company
               [Address]


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     Section 19.  SUPPLEMENTS AND AMENDMENTS.  The Company and the Warrant
Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not materially adversely affect the interest of the holders of Warrants; and in addition the Company and the Warrant Agent may modify, supplement or alter this Agreement (other than as otherwise prescribed in this Agreement) with the consent in writing of the registered holders of the Warrants representing not less than a majority of the Warrants then outstanding.

     Section 20. TEXAS CONTRACT. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and shall be construed in accordance with the laws of Texas without regard to the conflicts of law principles thereof.

     Section 21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

     Section 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and insure to the benefit of their respective successors and assigns hereunder.

     Section 23. PRIOR AGREEMENTS. This Agreement sets for the entire agreement and understanding of the parties and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                              PRECEPT BUSINESS SERVICES, INC.

                              By:
                              Name:
                              Title:



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                                                                        Page 14


                              CONTINENTAL STOCK TRANSFER &
                                   TRUST COMPANY


                              By:
                              Name:
                              Title: